Exhibit 10.10

 SUBSCRIPTION AGREEMENT

between

SIDOTI & COMPANY, INC.

and

STIFEL VENTURE CORP.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into as of January 9, 2015, between Stifel Venture Corp., a Missouri corporation (“Stifel”), and Sidoti & Company, Inc., a Delaware corporation (the “Company”).

Background

WHEREAS, Stifel has agreed to make an investment in the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, immediately prior to the closing (the “Closing”) of the initial public offering of the common stock of the Company (the “IPO”), the Company and Sidoti Holding Company, LLC (“Sidoti”), a Delaware limited liability company and the holding company for Sidoti & Company, LLC, a broker-dealer (“Sidoti & Company”), will enter into a contribution and exchange agreement pursuant to which Sidoti will contribute and exchange all of its outstanding capital member interests and employee interests for shares of common stock of the Company with the Company as the surviving entity; and

WHEREAS, simultaneously with the Closing, Sidoti & Company and Stifel, Nicolaus & Company, Incorporated, a Missouri corporation (“Stifel Nicolaus”) entered into a referral agreement (the “Referral Agreement”) pursuant to which Sidoti & Company and Stifel Nicolaus will provide certain services to their respective clients though a non-exclusive referral agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I.

PURCHASE

1.1         Purchase.

(a)          Subject to the terms and conditions of this Agreement, Stifel hereby agrees to purchase a number of shares of common stock (“Common Stock”) of the Company (the “Securities”) equal to 9.9% of the number of shares of Common Stock sold in the IPO, before giving effect to the underwriters’ overallotment option, and the Company hereby agrees to sell the Securities to Stifel.

(b)          Stifel acknowledges and agrees that this subscription is irrevocable on the part of Stifel and is subject only to the terms and conditions set forth in this Agreement.

(c)          The Company acknowledges that if after two years the Company terminates the Referral Agreement, Stifel will have the option to sell the Securities back to the Company at a price per share of Common Stock that equal to then current price per share of Common Stock.

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1.2         Purchase Price.    Stifel will purchase the Securities at a per-share price equal to the price per share of Common Stock in the IPO, net of underwriting fees.

1.3         Timing of Purchase.    Subject to the satisfaction or waiver of the conditions in Section 1.5, Stifel shall pay, in cash by wire transfer of immediately available funds, the purchase price for the Securities (the “Purchase Price”) to the Company simultaneously with the Closing (the “Closing Date”).

1.4         Lock-up.    Stifel agrees to execute the form of lock-up agreement applicable to the Company’s directors and officers pursuant to the terms of the underwriting agreement to be entered into in connection with the IPO.

1.5         Conditions to Purchase.    Stifel’s obligation to pay the Purchase Price on the Closing Date is subject to the satisfaction or waiver of the following conditions:

(a)          The representations and warranties set forth in Section 2.1(b) hereof shall be true and correct in all respects as of the Closing Date as if made on the Closing Date. All of the other representations and warranties made by the Company in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as if made on the Closing Date (other than those made as of a specified date, which shall be true and correct on and as of such specified date).

(b)          The Company shall have delivered to Stifel evidence reasonably satisfactory to Stifel that all conditions to the Closing have been satisfied and that the IPO will close simultaneously with the purchase of the Securities by Stifel.

(c)          The Company shall have delivered a certificate of an officer of the Company, dated as of the Closing Date, certifying that the conditions set forth in Sections 1.5(a)-(b) have been satisfied.

1.6         Limitation of Liability.

(a)          Notwithstanding anything to the contrary contained herein, in no event shall Stifel be liable under any circumstances under this Agreement to pay an aggregate amount (whether to the Company or any other Person) pursuant to this Agreement in excess of the amount of the Capital Contribution.

(b)          Notwithstanding anything that may be expressed or implied in this Agreement, the Company, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Person other than Stifel or Stifel Financial Corp., as guarantor of Stifel’s obligations hereunder, shall have any obligation hereunder and that no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate of Stifel, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee of any of the foregoing (in each case other than an assignee or a guarantor of Stifel’s obligations hereunder), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being

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expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee of Stifel or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee of any of the foregoing (in each case other than an assignee or guarantor of Stifel’s obligations hereunder), as such, for any obligations of Stifel under this Agreement or any documents or instrument delivered in connection herewith or for any claim based on, in respect of, or by reason of such obligations or their creation.

1.7         Guaranty.    To induce the Company to enter into this Agreement, Stifel Financial Corp. (the “Guarantor”) hereby absolutely, irrevocably and unconditionally guarantees to the Company the punctual payment when due of the Purchase Price when and if such Purchase Price becomes due and payable pursuant to the terms and conditions of this Agreement (the “Guaranteed Obligation”). This guaranty is one of payment, not collection, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this guaranty, irrespective of whether any action is brought against Stifel or any other Person or whether Stifel or any other Person is joined in any such action or actions. The liability of the Guarantor under this Section 1.7 shall, to the fullest extent permitted under applicable law, be absolute, irrevocable and unconditional, irrespective of the existence of any claim, set-off or other right that any of the Guarantor may have at any time against the Company, whether in connection with the Guaranteed Obligation or otherwise. Notwithstanding anything to the contrary herein, in no event shall the liability of the Guarantor in respect of the Guaranteed Obligation exceed the amount of the Purchase Price, as calculated under Section 1.2 hereof (the “Cap”), it being understood that neither the Company nor any other party will seek to enforce this Section 1.7 with respect to the Guaranteed Obligation without giving effect to the Cap.

Article II.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

2.1         Representations and Warranties of the Company.    The Company represents and warrants to Stifel as follows:

(a)          The Company is a corporation dully organized, validly existing and in good standing under the laws of the State of Delaware.

(b)          The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein, without the need for the consent of any other Person (other than such consents as have heretofor been obtained). As used herein, the term “Person” means an individual or a corporation, company, limited liability company, joint venture, trust, regulatory or governmental agency or authority or other organization or entity of any kind.

(c)          The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, including, but not limited to, the Securities to be issued by the Company hereunder, have been duly authorized, and this Agreement constitutes the valid and binding obligation of the

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Company, enforceable against it in accordance with the terms hereof.

(d)          The Securities shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens as of the date of issuance. The Securities shall not have been issued in violation of any preemptive rights, rights of first refusal or similar rights.

(e)          No action, suit, proceeding or investigation is pending or, to the Company’s knowledge, threatened, against the Company with respect to its execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby.

(f)          The prospectus filed in connection with the Company’s registration statement on Form S-1, filed with the Securities and Exchange Commission on October 23, 2014 (SEC File No. 333-199557), as may be amended or supplemented from time to time (the “Prospectus”), will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Article III.

REPRESENTATIONS AND WARRANTIES OF STIFEL

3.1         Representations and Warranties of Stifel.    Stifel hereby represents and warrants as follows:

(a)          It is acquiring the Securities for its own account for investment, and not with a view to distribution or resale, has not subdivided its Securities with, nor is it holding all or any part of the Securities for, any other Person, and agrees not to sell, hypothecate or otherwise dispose of its Securities unless it has been registered under the Securities Act of 1933, 15 U.S.C. § 77a, et seq., as amended (the “Securities Act”) and applicable state securities laws or an exemption from the registration requirements of the Securities Act and such state laws is available;

(b)          It is (i) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act and (ii) a “qualified purchaser” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(c)          It is not a Benefit Plan Investor. For purposes of this subsection (c) a “Benefit Plan Investor” is (i) any employee benefit plan subject to the fiduciary responsibility provision of Title I of ERISA, (ii) any plan subject to Section 4975 of the Code, or (iii) any entity whose underlying assets include “plan assets” (as defined in ERISA and the regulations thereunder) by reason of a plan’s investment in the entity;

(d)          It is not a “restricted person” and may participate in new issue securities in accordance with Rules 5130 and 5131 of the rules of the Financial Industry Regulatory Authority, Inc.;

(e)          Based on the exercise of reasonable care as contemplated by Rule 506(d)(2)(iv) and Rule 506(e), it is not subject to any of the disqualifications set forth in (d)(1)(i)

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through (d)(1)(viii) of Rule 506 of Regulation D with respect to the undersigned; and it agrees that, until the earlier of (i) such time as it no longer remains an investor in the Company, and (ii) such time as the Company is no longer offering securities pursuant to Regulation D, it will promptly notify the Company if it becomes aware that its certification provided herein has become inaccurate in any respect;

(f)          All information that it has provided to the Company concerning itself for inclusion in the Prospectus is correct and complete, and if there should be any material change in such information it will immediately provide such information to the Company;

(g)          It is acquiring its Securities without being furnished any offering literature or prospectus;

(h)          It recognizes that no federal or state agency has made any finding or determination as to the fairness of an investment in the Company, nor any recommendation or endorsement of an investment in the Company;

(i)          The undersigned has been duly authorized to execute and deliver this Agreement on behalf of Stifel, and all other instruments executed and delivered on behalf of Stifel in connection with the acquisition of the Securities, the signature of the undersigned is binding upon Stifel;

(j)          It acknowledges that it has been informed that (i) the Securities have not been registered under the Securities Act or under any state securities laws, (ii) the Securities may not be sold unless they are subsequently registered or an exemption from such registration is available, (iii) such registration will not be made at any time in the reasonably foreseeable future, if ever, (iv) the Company is obligated to take any action necessary to make any exemption for resale without registration available, and (v) there is no secondary market for the Securities;

(k)          It acknowledges that it may hold the Securities indefinitely and may experience a complete loss of investment; and

(l)          It agrees that it will not sell or offer to sell any part of its Securities or solicit offers to buy the same from, or otherwise approach or negotiate in respect thereof with, any Person, so as thereby to bring this transaction and the offering of Securities within the provisions of Section 5 of the Securities Act, or the registration requirements of any state laws or regulations applicable to it or the Company.

Article IV.

MISCELLANEOUS

4.1         Amendments and Waivers.    The provisions of this Agreement may be modified or amended at any time and from time to time, and particular provisions of this Agreement may be waived or modified, with and only with an agreement or consent in writing signed by each of the parties hereto.

4.2         Survival of Representations and Warranties.    The representations, warranties, covenants

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and agreements set forth in this Agreement shall survive the Closing Date.

4.3         Successors and Assigns.    This Agreement may not be assigned, whether outright or by operation of law, by any party hereto without the prior written consent of the non-assigning party. Subject to the foregoing, this Agreement shall be binding upon the parties hereto, their heirs, executors, personal representatives, successors, and assigns.

4.4         Severability.    If any provision of this Agreement is held to be invalid or unenforceable in any jurisdiction, such a holding shall not in any way affect the validity or enforceability of any other provision of the Agreement in any other jurisdiction (or any portion thereof). If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, in any jurisdiction, the parties agree that it is their express intention that such provision should be enforceable to the maximum extent possible under applicable law in such jurisdiction.

4.5         Enforcement.    Each of the parties hereto acknowledges and agrees that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that such injury would not be adequately compensable in damages. It is accordingly agreed that the parties shall each be entitled to specific performance of, and injunctive relief to prevent any violation of, the terms hereof and the other parties hereto will not take any action, directly or indirectly, in opposition to the party seeking relief on the grounds that any other remedy is available at law or in equity, and each party further agrees to waive any requirement for the security or posting of any bond in connection with such remedy. Such remedies, shall be cumulative and not exclusive, and shall be in addition to any other remedy which any party hereto may have.

4.6         Notices.    All notices and demands under this Agreement and other communications required to be delivered pursuant to this Agreement, shall be in writing or by facsimile, with a copy via email (which shall not constitute notice hereunder), and shall be deemed to have been duly given if delivered personally or by overnight courier or if mailed by certified mail, return receipt requested, postage prepaid, or sent by facsimile, to the following addresses (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

If to the Company, to:

Sidoti & Company, Inc.

122 East 42nd Street, 4th Floor

New York, New York 10168

Attention: Peter T. Sidoti

Copy to:

Morrison & Foerster LLP

250 West 55th Street

New York, New York 10019

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Attention: Edward Welch

If to Stifel, to:

Stifel Venture Corp.

501 N. Broadway

St. Louis, Missouri 63102

Attention: Mark Fisher

Copy to:

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071

Attention: Steven Stokdyk

All such notices shall be effective: (a) if delivered personally, when received (with written confirmation of receipt), (b) if sent by overnight courier, when receipted for, (c) if mailed, five (5) days after being mailed as described above, and (d) upon transmission by facsimile if a customary confirmation of delivery is received during normal business hours and, if not, the next business day after confirmation of delivery is received.

4.7         Applicable Law.   This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflict of laws.

4.8         Dispute Resolution.   Any dispute, controversy or claim arising out of, or in connection with, this Agreement shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association then in effect. The arbitration shall be conducted on an expedited basis at a location to be determined by the parties by an independent arbitrator selected by the American Arbitration Association. The arbitration shall be subject to, and the arbitrator shall have the powers and rights afforded by, the rules of the American Arbitration Association. The decision of such arbitrator, including any award of attorneys’ fees and costs, may be entered in any court with jurisdiction.

4.9         Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

4.10       Counterparts.    This Agreement may be executed in several counterparts, which shall be treated as originals for all purposes, and all counterparts so executed shall constitute one agreement, binding on all the parties hereto, notwithstanding that not all the parties are signatory to the original or the same counterpart. Any such counterpart shall be admissible into evidence as an original hereof against the Person who executed it.

4.11       Further Assistance.    The parties hereto shall execute and deliver all documents, provide all information and take or refrain from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

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4.12       Entire Agreement.    This Agreement, including any annexes and exhibits hereto, contains the entire understanding among the parties hereto and supersedes all prior written or oral agreements among them respecting the within subject matter, unless otherwise provided herein. There are no representations, agreements, arrangements or understandings, oral or written, among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

4.13       Termination.    This Agreement shall expire and be of no further force and effect on the fourth anniversary of the date of this Agreement if the transactions contemplated hereby shall not have occurred prior to such date. This Agreement may be terminated at any time prior to the Closing Date pursuant to a written agreement between the Company and Stifel.

4.14       Waiver.    No consent or waiver, express or implied, by any party to, or of any breach or default by another party in the performance of, this Agreement shall be construed as a consent to or waiver of any subsequent breach or default in the performance by such other party of the same or any other obligations hereunder.

4.15       Invalidity of Provision.    The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto, and shall be effective as of the date first above written.

STIFEL VENTURE CORP.

By:	/s/ Victor Nesi
Name: Victor Nesi
Title:

Solely for purpose of Section 1.7 and 4.5:

STIFEL FINANCIAL CORP.

By:	/s/ Victor Nesi
Name: Victor Nesi
Title: Co-president

Agreed and accepted as the date first set forth above:

SIDOTI & COMPANY, INC.

By:	/s/ Peter T. Sidoti
Name: Peter T. Sidoti
Title: CEO

[Signature Page to Subscription Agreement]